Exhibit 99.1

Second Quarter 2011 Earnings Release and Supplemental Information

[PHOTOGRAPH OF ACC5 AND ACC6 DATA CENTER FACILITIES]

ACC5

ACC6

Data Centers

Ashburn, Virginia

DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005	(202) 728-0044 www.dft.com NYSE: DFT	Investor Relations Contact: Mr. Christopher A. Warnke investorrelations@dft.com (202) 478-2330

Second Quarter 2011 Results

Table of Contents

Earnings Release	1-4

Consolidated Statements of Operations	5

Reconciliations of Net Income to Funds From Operations and Adjusted Funds From Operations	6

Consolidated Balance Sheets	7

Consolidated Statements of Cash Flows	8

Operating Properties	9

Lease Expirations	10

Development Projects	11

Debt Summary and Debt Maturity	12

Selected Unsecured Debt Metrics and Capital Structure	13

Common Share and Operating Partnership Unit Weighted Average Amounts Outstanding	14

2011 Guidance	15

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding the company’s business, as further discussed within this press release supplement. These financial measures, which include Funds From Operations, Adjusted Funds From Operations, Funds From Operations per share and Adjusted Funds From Operations per share, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

NEWS

DUPONT FABROS TECHNOLOGY, INC. REPORTS SECOND QUARTER 2011 RESULTS

Revenues up 19%

Funds From Operations per share up 27%

WASHINGTON, DC,—August 2, 2011—DuPont Fabros Technology, Inc. (NYSE: DFT) today reported results for the quarter ended June 30, 2011. All per share results are reported on a fully diluted basis.

Highlights

•	As of today, the company’s stabilized operating portfolio is 99% leased, NJ1 Phase I is 25% leased, CH1 Phase II is 50% pre-leased, SC1 Phase I is 13% pre-leased and ACC6 Phase I is 4% pre-leased.

•	Second quarter 2011 activity:

•	Signed three leases totaling 3.25 megawatts (“MW”) and 16,023 raised square feet with an average lease term of 7.2 years.

•	Closed on a 23 acre land parcel in Ashburn, Virginia adjacent to our ACC data center campus.

•	Subsequent to the second quarter:

•	Renewed for an additional eight years a 9.6 MW lease that was scheduled to expire in increments from 2012 to 2017.

•	Signed one lease totaling 0.57 MW and 2,750 raised square feet.

•	Restructured the ACC5 term loan, lowering the interest rate.

Hossein Fateh, President and Chief Executive Officer, said, “We had a record quarter with over $70 million of revenues and FFO per share of $0.42. We also doubled cash from operations in the first half of 2011 as compared to the year ago period, generating $55 million of cash. In the third quarter, we will complete construction of our new developments in Santa Clara, California and Ashburn, Virginia on time and on budget. These two developments total 31.2 megawatts and represent a 20% increase in our operating portfolio. We remain focused on the lease-up of our available inventory and continue to see good demand in all of our markets.”

Second Quarter 2011 Results

For the quarter ended June 30, 2011, the company reported earnings of $0.20 per share compared to $0.13 per share for the second quarter of 2010. Revenues increased 19%, or $11.5 million, to $70.8 million for the second quarter of 2011 over the second quarter of 2010. This increase is primarily due to leases commencing at CH1 Phase I, ACC5 Phase II and NJ1 Phase I.

Funds from Operations (“FFO”) for the quarter ended June 30, 2011 was $0.42 per share compared to $0.33 per share for the quarter ended June 30, 2010. The increase of 27% or $0.09 per share is due to:

•	Higher operating income, excluding depreciation, of $0.08 per share due to leases commencing at CH1 Phase I, ACC5 Phase II and NJ1 Phase I, and

•

Lower fixed charges of $0.01 per share representing lower interest expense of $0.08 per share due to a term loan payoff in October 2010 and higher interest capitalization in the second quarter of 2011, partially offset by preferred dividends of $0.07 per share.

Six Months Ended June 30, 2011 Results

For the six months ended June 30, 2011, the company reported earnings of $0.37 per share compared to $0.22 per share for the year ago period. Revenues increased 20%, or $23.1 million, to $139.3 million for the six months ended June 30, 2011 over the year ago period. This increase is primarily due to leases commencing at CH1 Phase I, ACC5 Phase II and NJ1 Phase I.

FFO for the six months ended June 30, 2011 was $0.80 per share compared to $0.63 per share for the year ago period. The increase of 27% or $0.17 per share is due to:

•	Higher operating income, excluding depreciation, of $0.13 per share due to leases commencing at CH1 Phase I, ACC5 Phase II and NJ1 Phase I, and

•

Lower fixed charges of $0.04 per share representing lower interest expense of $0.16 per share due to a term loan payoff in October 2010 and higher interest capitalization in the first half of 2011, partially offset by preferred dividends of $0.12 per share.

Portfolio Update

During the second quarter of 2011, the company:

•	Signed three leases totaling 3.25 MW and 16,023 raised square feet with an average lease term of 7.2 years.

•	One lease was at CH1 Phase I for 0.43 MW of critical load and 2,500 raised square feet. This lease commenced in the second quarter of 2011.

•	One pre-lease was at SC1 for 2.28 MW of critical load and 11,000 raised square feet. This lease is expected to commence in the third quarter of 2011.

•	One pre-lease was at ACC6 for 0.54 MW of critical load and 2,523 raised square feet. This lease is expected to commence in the third quarter of 2011.

•

Commenced two leases totaling 2.71 MW of critical load and 13,500 raised square feet. One lease was the CH1 Phase I lease noted above and the other was at NJ1 for 2.28 MW of critical load and 11,000 raised square feet.

Subsequent to the second quarter, the company signed one lease at NJ1 totaling 0.57 MW of critical load, with commencement expected in the third quarter of 2011. Also, the company renewed one lease for an additional eight years, representing 9.6 MW of critical load and 90,000 raised square feet. This lease is now scheduled to expire in 1.6 MW increments in 2020 through 2025.

Year to date, the company:

•	Signed nine leases totaling 17.47 MW of critical load and 93,755 raised square feet with an average lease term of 7.6 years and approximate contract value of $290 million.

•	Commenced five leases totaling 7.83 MW of critical load and 38,183 raised square feet.

SC1 Phase I in Santa Clara, California, ACC6 Phase I in Ashburn, Virginia and CH1 Phase II in Elk Grove Village, Illinois were in development in the second quarter of 2011. As of the date of this earnings release, the company has substantially completed SC1 Phase I and ACC6 Phase I and expects to place these developments into service by the end of the third quarter of 2011. CH1 Phase II remains in development, on schedule, on budget and is fully funded. The company expects to complete this project in the first quarter of 2012.

The company purchased an undeveloped parcel of land totaling 23 acres adjacent to the ACC data center campus in Ashburn, Virginia for $9.6 million in the second quarter of 2011. This parcel of land will allow for the construction of the company’s prototype data center of 36.4 MW of critical load at some future date.

Capital Markets Update

In July 2011, the company amended its ACC5 term loan and eliminated the LIBOR floor of 1.50% and lowered the LIBOR spread from 4.25% to 3.00%. Also, the company agreed not to prepay the loan during a new lock-out period through July 31, 2012. The loan remains due in December 2014 with no extension option.

As of today, there are no borrowings under the line of credit facility.

2011 Guidance

The company has established an FFO guidance range of $0.42 to $0.44 per share for the third quarter of 2011. The company is tightening its FFO guidance range for the full year 2011 to $1.57 to $1.63 per share from $1.50 to $1.70 per share.

The assumptions underlying this guidance can be found on page 15 of this press release.

Second Quarter 2011 Conference Call and Webcast Information

The company will host a conference call to discuss these results tomorrow, Wednesday, August 3, 2011 at 10:00 a.m. ET. To access the live call, please visit the Investor Relations section of the company’s website at www.dft.com or dial 1-888-503-8171 (domestic) or 1-719-325-2161 (international). A replay will be available for seven days by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) using conference ID 1610470. The webcast will be archived on the company’s website for one year at www.dft.com on the Presentations & Webcasts page.

Third Quarter 2011 Conference Call

DuPont Fabros Technology, Inc. expects to announce third quarter 2011 results on Tuesday, November 1, 2011 and to host a conference call to discuss those results at 10:00 a.m. ET on Wednesday, November 2, 2011.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers. The company’s data centers are highly specialized, secure, network-neutral facilities used primarily by national and international Internet and enterprise companies to house, power and cool the computer servers that support many of their most critical business processes. DuPont Fabros Technology, Inc. is headquartered in Washington, DC. For more information, please visit www.dft.com.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the company’s control. The company faces many risks that could cause its actual performance to differ materially from the results contemplated by its forward-looking statements, including, without limitation, the risk that its assumptions underlying its 2011 FFO guidance are not realized, the risk that the company may be unable to obtain financing on favorable terms to facilitate, among other things, future development projects, the risks commonly associated with construction and development of new facilities (including delays and/or cost increases associated with the completion of new developments), risks relating to obtaining required permits and compliance with permitting, zoning, land-use and environmental requirements, the risks related to the leasing of available space to third-party tenants, including the ability of the company to negotiate leases on terms that will enable it to achieve its expected returns, the risk that the company will not declare and pay dividends as anticipated for 2011 and the risk that the company may not be able to maintain its qualification as a REIT for federal tax purposes. The periodic reports that the company files with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2010 and its quarterly report on Form 10-Q for the quarter ending March 31, 2011, contain detailed descriptions of these and many other risks to which the company is subject. These reports are available on our website at www.dft.com. Because of the risks described above and other unknown risks, the company’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s expectations and intentions only as of the date of this press release. The company assumes no responsibility to issue updates to the contents of this press release.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Revenues:
Base rent	$48,286	$37,922	$95,261	$72,840
Recoveries from tenants	21,609	18,071	42,467	37,561
Other revenues	861	3,299	1,527	5,800

Total revenues	70,756	59,292	139,255	116,201
Expenses:
Property operating costs	18,746	15,613	36,846	32,967
Real estate taxes and insurance	1,523	1,140	3,179	2,386
Depreciation and amortization	18,113	15,091	36,204	30,187
General and administrative	3,884	4,008	8,682	7,598
Other expenses	319	2,511	517	4,352

Total expenses	42,585	38,363	85,428	77,490

Operating income	28,171	20,929	53,827	38,711
Interest income	192	209	403	234
Interest:
Expense incurred	(5,519)	(10,050)	(13,178)	(21,679)
Amortization of deferred financing costs	(522)	(893)	(1,146)	(1,840)

Net income	22,322	10,195	39,906	15,426
Net income attributable to redeemable noncontrolling interests—operating partnership	(4,296)	(3,274)	(7,768)	(5,214)

Net income attributable to controlling interests	18,026	6,921	32,138	10,212
Preferred stock dividends	(5,572)	—	(9,729)	—

Net income attributable to common shares	$12,454	$6,921	$22,409	$10,212

Earnings per share—basic:
Net income attributable to common shares	$0.20	$0.13	$0.37	$0.22

Weighted average common shares outstanding	60,533,755	51,087,845	60,373,069	46,602,821

Earnings per share—diluted:
Net income attributable to common shares	$0.20	$0.13	$0.37	$0.22

Weighted average common shares outstanding	61,577,461	52,408,654	61,480,769	47,899,114

Dividends declared per common share	$0.12	$0.12	$0.24	$0.20

DUPONT FABROS TECHNOLOGY, INC.

RECONCILIATIONS OF NET INCOME TO FFO AND AFFO (1)

(unaudited and in thousands except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Net income	$22,322	$10,195	$39,906	$15,426
Depreciation and amortization	18,113	15,091	36,204	30,187
Less: Non real estate depreciation and amortization	(199)	(144)	(402)	(288)

FFO	40,236	25,142	75,708	45,325
Preferred stock dividends	(5,572)	—	(9,729)	—

FFO attributable to common shares and OP units	$34,664	$25,142	$65,979	$45,325
Straight-line revenues	(11,084)	(9,955)	(22,952)	(17,842)
Amortization of lease contracts above and below market value	(535)	(635)	(1,071)	(1,433)

Compensation paid with Company common shares	1,517	1,003	2,923	1,795

AFFO	$24,562	$15,555	$44,879	$27,845

FFO attributable to common shares and OP units per share—diluted	$0.42	$0.33	$0.80	$0.63

AFFO per share—diluted	$0.30	$0.21	$0.54	$0.39

Weighted average common shares and OP units outstanding—diluted	82,439,136	75,200,014	82,411,583	71,691,062

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company also presents FFO attributable to common shares and OP units, which is FFO excluding preferred stock dividends. FFO attributable to common shares and OP units per share is calculated on a basis consistent with net income attributable to common shares and OP units and reflects adjustments to net income for preferred stock dividends.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared period over period, captures trends in occupancy rates, rental rates and operating expenses. The Company also believes that, as a widely recognized measure of the performance of equity REITs, FFO may be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to the Company’s FFO. Therefore, the Company believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of the Company’s liquidity, nor is it indicative of funds available to meet the Company’s cash needs, including its ability to pay dividends or make distributions.

The Company also presents FFO with supplemental adjustments to arrive at Adjusted FFO (“AFFO”). AFFO is FFO attributable to common shares and OP units excluding straight-line revenue, non-cash stock based compensation, gain or loss on derivative instruments, acquisition of service agreements, below market lease amortization net of above market lease amortization and early extinguishment of debt costs. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund the Company’s cash needs including the Company’s ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. The Company’s management uses AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except share data)

	June 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Income producing property:
Land	$50,531	$50,531
Buildings and improvements	1,776,396	1,779,955

	1,826,927	1,830,486
Less: accumulated depreciation	(206,025)	(172,537)

Net income producing property	1,620,902	1,657,949
Construction in progress and land held for development	560,701	336,686

Net real estate	2,181,603	1,994,635
Cash and cash equivalents	111,025	226,950
Restricted cash	273	1,600
Rents and other receivables	1,649	3,227
Deferred rent	115,719	92,767
Lease contracts above market value, net	12,052	13,484
Deferred costs, net	43,184	45,543
Prepaid expenses and other assets	20,185	19,245

Total assets	$2,485,690	$2,397,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$147,400	$150,000
Unsecured notes payable	550,000	550,000
Accounts payable and accrued liabilities	16,615	21,409
Construction costs payable	48,048	67,262
Accrued interest payable	2,731	2,766
Dividend and distribution payable	14,542	12,970
Lease contracts below market value, net	20,816	23,319
Prepaid rents and other liabilities	28,506	22,644

Total liabilities	828,658	850,370
Redeemable noncontrolling interests—operating partnership	523,845	466,823
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $.001 par value, 50,000,000 shares authorized:
Series A cumulative redeemable perpetual preferred stock, 7,400,000 issued and outstanding at June 30, 2011 and December 31, 2010	185,000	185,000
Series B cumulative redeemable perpetual preferred stock, 4,050,000 issued and outstanding at June 30, 2011 and no shares issued or outstanding at December 31, 2010	101,250	—
Common stock, $.001 par value, 250,000,000 shares authorized, 61,181,294 shares issued and outstanding at June 30, 2011 and 59,827,005 shares issued and outstanding at December 31, 2010	61	60
Additional paid in capital	875,648	946,379
Accumulated deficit	(28,772)	(51,181)

Total stockholders’ equity	1,133,187	1,080,258

Total liabilities and stockholders’ equity	$2,485,690	$2,397,451

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Six months ended June 30,
	2011	2010
Cash flow from operating activities
Net income	$39,906	$15,426
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	36,204	30,187
Straight line rent	(22,952)	(17,842)
Amortization of deferred financing costs	1,146	1,840
Amortization of lease contracts above and below market value	(1,071)	(1,433)
Compensation paid with Company common shares	2,923	1,795
Changes in operating assets and liabilities
Restricted cash	223	(145)
Rents and other receivables	1,578	13
Deferred costs	(1,566)	(2,302)
Prepaid expenses and other assets	(738)	(2,371)
Accounts payable and accrued liabilities	(4,794)	332
Accrued interest payable	(35)	(328)
Prepaid rents and other liabilities	3,903	2,338

Net cash provided by operating activities	54,727	27,510

Cash flow from investing activities
Investments in real estate—development	(213,464)	(88,312)
Land acquisition costs	(9,507)	—
Marketable securities held to maturity
Purchase	—	(60,014)
Redemption	—	138,978
Interest capitalized for real estate under development	(14,654)	(9,845)
Improvements to real estate	(1,454)	(1,745)
Additions to non-real estate property	(88)	(95)

Net cash used in investing activities	(239,167)	(21,033)

Cash flow from financing activities
Issuance of preferred stock, net of offering costs	97,450	—
Issuance of common stock, net of offering costs	—	304,107
Mortgage notes payable:
Repayments	(2,600)	(1,000)
Return of escrowed proceeds	1,104	4,513
Exercises of stock options	596	309
Payments of financing costs	(218)	(2,614)
Dividends and distributions:
Common shares	(14,491)	(3,534)
Preferred shares	(8,180)	—
Redeemable noncontrolling interests—operating partnership	(5,146)	(1,894)

Net cash provided by financing activities	68,515	299,887

Net (decrease) increase in cash and cash equivalents	(115,925)	306,364
Cash and cash equivalents, beginning	226,950	38,279

Cash and cash equivalents, ending	$111,025	$344,643

Supplemental information:
Cash paid for interest	$27,867	$31,851

Deferred financing costs capitalized for real estate under development	$697	$834

Construction costs payable capitalized for real estate under development	$48,048	$16,542

Redemption of OP units for common shares	$25,100	$61,300

Adjustments to redeemable noncontrolling interests	$79,360	$163,242

DUPONT FABROS TECHNOLOGY, INC.

Operating Properties

As of June 30, 2011

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Raised Square Feet (3)	Critical Load MW (4)	% Leased (5)	% Commenced (5)
Stabilized (1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	10.4	100%	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	13.9	100%	100%
ACC4	Ashburn, VA	2007	347,000	172,000	36.4	100%	100%
ACC5	Ashburn, VA	2009-2010	360,000	176,000	36.4	100%	100%
CH1 Phase I	Elk Grove Village, IL	2008	285,000	122,000	18.2	98%	98%
VA3	Reston, VA	2003	256,000	147,000	13.0	100%	100%
VA4	Bristow, VA	2005	230,000	90,000	9.6	100%	100%

Subtotal—stabilized			1,712,000	840,000	137.9
Completed not Stabilized
NJ1 Phase I (6)	Piscataway, NJ	2010	180,000	88,000	18.2	22%	22%

Total Operating Properties			1,892,000	928,000	156.1

(1)	Stabilized operating properties are either 85% or more leased or have been in service for 24 months or greater.
(2)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants’ computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.
(3)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.
(4)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).
(5)	Percentage leased is expressed as a percentage of critical load that is subject to an executed lease. Percentage commenced is expressed as a percentage of critical load where the lease has commenced under generally accepted accounting principles. Leases executed as of June 30, 2011 represent $191 million of base rent on a straight-line basis and $177 million on a cash basis over the next twelve months. This excludes contractual management fees and approximately $2 million net amortization increase in revenue of above and below market leases.
(6)	As of August 2, 2011, NJ1 Phase I is 25% leased.

DUPONT FABROS TECHNOLOGY, INC.

Lease Expirations

As of June 30, 2011

The following table sets forth a summary schedule of lease expirations of the operating properties for each of the ten calendar years beginning with 2011. The information set forth in the table below assumes that tenants exercise no renewal options, except as noted below, and takes into account tenants’ early termination options.

Year of Lease Expiration	Number of Leases Expiring (1)	Raised Square Feet Expiring (in thousands) (2)	% of Leased Raised Square Feet	Total kW of Expiring Leases (3)	% of Leased kW	% of Annualized Base Rent
2011	—	—	—	—	—	—
2012 (4)(5)(6)	2	72	8.4%	6,878	4.9%	4.2%
2013 (5)	2	30	3.6%	3,030	2.2%	1.0%
2014 (5)	6	35	4.0%	6,287	4.4%	4.5%
2015 (5)	6	84	9.8%	16,250	11.5%	10.5%
2016 (5)	4	68	7.9%	11,098	7.8%	7.7%
2017 (5)	6	76	8.9%	14,063	10.0%	10.2%
2018	4	75	8.8%	15,309	10.8%	11.3%
2019	9	116	13.6%	21,067	14.9%	14.1%
2020 (5)	8	82	9.6%	13,895	9.8%	10.6%
After 2020 (5)	14	217	25.4%	33,570	23.7%	25.9%

Total	61	855	100%	141,447	100%	100%

(1)	Represents 27 tenants with 61 lease expiration dates. Top three tenants represent 58% of annualized base rent as of June 30, 2011.
(2)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.
(3)	One MW is equal to 1,000 kW.
(4)	Includes one lease—representing 1,138 kW of available critical load and 5,000 raised square feet, or 0.6% of the total amount of leased raised square feet as of June 30, 2011—that gives the tenant a limited right to terminate the lease upon six months notice, but only if the tenant’s customer were to terminate the services agreement between the tenant and its customer.
(5)	Reflects the fact that, in August 2011, the Company entered into a lease amendment with one tenant, which lease provided for scheduled lease expirations of 9,600 kW of critical load in increments of 1,600 kW in each of 2012, 2013, 2014, 2015, 2016 and 2017, to extend the term of each of these 1,600 kW increments for eight years. This lease represents 90,000 raised square feet and 10.5% of leased raised square feet as of June 30, 2011.
(6)	On June 20, 2011, one tenant notified the Company it will not renew a lease that is scheduled to expire on April 30, 2012. This lease represents 67,000 raised square feet, 7.8% of leased raised square feet and 5,740 kW of critical load as of June 30, 2011.

DUPONT FABROS TECHNOLOGY, INC.

Development Projects

As of June 30, 2011

($ in thousands)

Property	Property Location	Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	Percentage Pre-Leased
Current Development Projects
SC1 Phase I (6)	Santa Clara, CA	180,000	88,000	18.2	$230,000 - 235,000	$214,763	13%
ACC6 Phase I (6)	Ashburn, VA	131,000	66,000	13.0	115,000 - 120,000	108,969	4%
CH1 Phase II (7)	Elk Grove Village, IL	200,000	109,000	18.2	190,000 - 200,000	97,509	50%

		511,000	263,000	49.4	535,000 -555,000	421,241

Future Development Projects/Phases
NJ1 Phase II	Piscataway, NJ	180,000	88,000	18.2	40,175	40,175
SC1 Phase II	Santa Clara, CA	180,000	88,000	18.2	59,000 - 60,000	58,594
ACC6 Phase II	Ashburn, VA	131,000	66,000	13.0	25,000 - 26,000	24,772

		491,000	242,000	49.4	$124,175 - 126,175	123,541

Land Held for Development
ACC7 Phase I /II (8)	Ashburn, VA	360,000	176,000	36.4		10,039
ACC8 (8)	Ashburn, VA	100,000	50,000	10.4		3,726
SC2 Phase I/II	Santa Clara, CA	300,000	171,000	36.4		2,154

		760,000	397,000	83.2		15,919

Total		1,762,000	902,000	182.0		$560,701

(1)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants’ computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.
(2)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.
(3)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW).
(4)	Current development projects include land, capitalization for construction and development, capitalized interest and capitalized operating carrying costs, as applicable, upon completion. Future Phase II development projects include land, shell, underground work and capitalized interest through Phase I opening only.
(5)	Amount capitalized as of June 30, 2011.
(6)	Completion expected during the third quarter of 2011.
(7)	Completion expected during the first quarter of 2012.
(8)	In June 2011, the Company acquired undeveloped land in Ashburn, Virginia that is of sufficient size to accommodate a data center facility capable of providing 36.4 MW of available critical load. This parcel of land is newly titled ACC7 while the parcel of land previously titled ACC7 is now known as ACC8.

DUPONT FABROS TECHNOLOGY, INC.

Debt Summary as of June 30, 2011

($ in thousands)

	Amounts	% of Total	Rates (1)	Maturities (years)
Secured	$147,400	21.1%	5.8%	3.4
Unsecured	550,000	78.9%	8.5%	5.8

Total	$697,400	100.0%	7.9%	5.3

Fixed Rate Debt:
Unsecured Notes	$550,000	78.9%	8.5%	5.8

Fixed Rate Debt	550,000	78.9%	8.5%	5.8

Floating Rate Debt:
Unsecured Credit Facility	—	—	—	1.9
ACC5 Term Loan	147,400	21.1%	5.8%	3.4

Floating Rate Debt	147,400	21.1%	5.8%	3.4

Total	$697,400	100.0%	7.9%	5.3

Note:	The Company capitalized interest and deferred financing cost amortization of $8.8 million and $15.4 million during the three and six months ended June 30, 2011, respectively.
(1)	Rates as of June 30, 2011. On July 29, 2011, the Company amended the ACC5 Term Loan, reducing the rate from 5.8% to LIBOR (currently 0.2%) plus a 3% spread.

Debt Maturity as of June 30, 2011

($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates (3)
2011	$—		$2,600	(2)	$2,600	0.4%	5.8%
2012	—		5,200	(2)	5,200	0.7%	5.8%
2013	—		5,200	(2)	5,200	0.7%	5.8%
2014	—		134,400	(2)	134,400	19.3%	5.8%
2015	125,000	(1)	—		125,000	17.9%	8.5%
2016	125,000	(1)	—		125,000	17.9%	8.5%
2017	300,000	(1)	—		300,000	43.1%	8.5%

Total	$550,000		$147,400		$697,400	100%	7.9%

(1)	The Unsecured Notes have mandatory amortizations of $125.0 million due in 2015, $125.0 million due in 2016 and $300.0 million due in 2017.
(2)	The ACC5 Term Loan matures on December 2, 2014 with no extension option. Scheduled quarterly principal amortization payments of $1.3 million started in the first quarter of 2011.
(3)	Rates as of June 30, 2011.

DUPONT FABROS TECHNOLOGY, INC.

Selected Unsecured Debt Metrics

	6/30/11	3/31/11
Interest Coverage Ratio (not less than 2.0)	3.1	3.0

Total Debt to Gross Asset Value (not to exceed 60%)	26.0%	26.2%

Secured Debt to Total Assets (not to exceed 40%)	5.5%	5.6%

Total Unsecured Assets to Unsecured Debt (not less than 150%)	324.3%	312.0%

These selected metrics relate to DuPont Fabros Technology, LP’s outstanding unsecured debt. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of June 30, 2011

(in thousands except per share data)

Mortgage Notes Payable				$147,400
Unsecured Notes				550,000

Total Debt				697,400	22.9%
Common Shares	75%	61,181
Operating Partnership (“OP”) Units	25%	20,788

Total Shares and Units	100%	81,969
Common Share Price at June 30, 2011		$25.20

Common Share and OP Unit Capitalization			$2,065,619
Preferred Stock ($25 per share liquidation preference)			286,250

Total Equity				2,351,869	77.1%

Total Market Capitalization				$3,049,269	100.0%

DUPONT FABROS TECHNOLOGY, INC.

Common Share and OP Unit

Weighted Average Amounts Outstanding

	Q2 2011	Q2 2010	YTD Q2 2011	YTD Q2 2010
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares—basic
Shares issued from assumed conversion of:	60,533,755	51,087,845	60,373,069	46,602,821
- Restricted Shares	226,378	394,601	280,878	401,148
- Stock Options	817,328	926,208	826,822	895,145

Total Common Shares—diluted	61,577,461	52,408,654	61,480,769	47,899,114

Weighted Average Amounts Outstanding for FFO and AFFO Purposes:

Common Shares—basic	60,533,755	51,087,845	60,373,069	46,602,821
OP Units—basic	20,861,675	22,791,360	20,930,814	23,791,948

Total Common Shares and OP Units	81,395,430	73,879,205	81,303,883	70,394,769
Shares and OP Units issued from assumed conversion of:
- Restricted Shares	226,378	394,601	280,878	401,148
- Stock Options	817,328	926,208	826,822	895,145

Total Common Shares and Units—diluted	82,439,136	75,200,014	82,411,583	71,691,062

Period Ending Amounts Outstanding:

Common Shares	61,181,294
OP Units	20,787,499

Total Common Shares and Units	81,968,793

DUPONT FABROS TECHNOLOGY, INC.

2011 Guidance

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q3 2011 per share	Expected 2011 per share
Net income per common share and unit—diluted	$0.20 to $0.21	$0.66 to $0.70
Depreciation and amortization, net	0.22 to 0.23	0.91 to 0.93

FFO per share—diluted (1)	$0.42 to $0.44	$1.57 to $1.63

Note: 2011 guidance assumes an additional financing of $75 million in late 2011.

2011 Debt Assumptions

Weighted average debt outstanding	$696.8 million
Weighted average interest rate	7.9%

Total interest costs	$55.0 million
Amortization of deferred financing costs	$3.9 million
Interest expense capitalized	$(27.1) to $(29.0) million
Deferred financing costs amortization capitalized	$(1.3) to $(1.4) million

Total interest expense after capitalization	$28.5 to $30.5 million

2011 Other Guidance Assumptions

Total revenues	$285 to $295 million
Other revenues (included in total revenues)	$2 million
Straight-line revenues (included in total revenues)	$35 to $37 million
Below market lease amortization, net of above market lease amortization	$2 million
General and administrative expense	$16 to $17 million
Investments in real estate—development	$370 to $380 million
Improvements to real estate excluding development	$4 to $5 million
Estimated dividend distribution payout	$0.48 per share
Weighted average common shares and OP units—diluted	83 million

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company also presents FFO attributable to common shares and OP units, which is FFO excluding preferred stock dividends. FFO attributable to common shares and OP units per share is calculated on a basis consistent with net income attributable to common shares and OP units and reflects adjustments to net income for preferred stock dividends.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared period over period, captures trends in occupancy rates, rental rates and operating expenses. The Company also believes that, as a widely recognized measure of the performance of equity REITs, FFO may be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to the Company’s FFO. Therefore, the Company believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of the Company’s liquidity, nor is it indicative of funds available to meet the Company’s cash needs, including its ability to pay dividends or make distributions.